UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2012

CORPORATE RESOURCE SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 11th Floor, New York, NY 10038
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

                                                       None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 11, 2012 Corporate Resource Services, Inc. (the “Company”) entered into a Business Advisory Consulting Agreement (the “Agreement”) with Spruce Goose, Inc. (the “Consultant”).  The Agreement is effective as of October 11, 2012.  The Consultant is an affiliate of James Altucher, a director of the Company.  The Consultant has certain securities and analytical expertise which the Company believes will be beneficial to executing the Company’s strategic plans.

Under the Agreement, the Company will compensate Spruce Goose by: (1) paying retainer fees of $177,000 over the 13-month term of the Agreement, plus reasonable expenses; (b) issuing 2,000,000 shares of the Company’s Common Stock – 1,000,000 immediately and 100,000 shares per month each month from January through October 2013; and (c) issuing options to purchase up to 1,000,000 additional shares at the current market price, vesting in bi-monthly increments over 14 months, and exercisable over 26 months.  The Company intends to file a definitive copy of the Agreement as an exhibit as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

	By:	/s/ John P. Messina
	Name:	John P. Messina
	Title:	Chief Executive Officer

Date: October 17, 2012

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